UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2016, Blue Earth, Inc. (the “Company”) received a staff determination letter (the “Letter”) from Nasdaq stating that it does not appear to Nasdaq that it is possible for the Company to cure the bid price deficiency as described in Listing Rule 5810(c)(3)(A)(ii).  The determination was made on the basis of the Form 8-K filed by the Company on March 3, 2016, wherein it stated that it intends to restructure its operations under the Federal bankruptcy laws.  The Company had received a letter dated September 15, 2015 from Nasdaq stating that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2).

Upon filing for bankruptcy protection, the Company would be subject to delisting under Listing Rules 5101, 5110(b), and IM  5101-1.  Accordingly, the Company’s common stock will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on March 28, 2016 and removed from listing and registration on The Nasdaq Stock Market.

Except for historical information contained herein, the matters set forth in this Form 8-K may be “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the Company’s expectations.  Factors that could contribute to such differences include those identified in the Company’s Form 10-K for fiscal year ended December 31, 2014, as amended, and those described from time to time in the Company’s other filings with the Securities and Exchange Commission, news releases and other communications.

Item 9.01	Exhibits.

(d)  Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2016

By: /s/ G. Robert Powell
Name: G. Robert Powell,
Title: Chief Executive Officer

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